    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 1997
                                                      REGISTRATION NO. 333-17401
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-3
                                       TO
                                    FORM S-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             AMERIGON INCORPORATED

             (Exact name of Registrant as specified in its charter)

              CALIFORNIA                                95-4318554
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                Identification Number)

                             5462 IRWINDALE AVENUE
                        IRWINDALE, CALIFORNIA 91706-2058
                                 (626) 815-7400

  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)
                           --------------------------

                  LON E. BELL, PH.D., CHIEF EXECUTIVE OFFICER
                             AMERIGON INCORPORATED
                             5462 IRWINDALE AVENUE
                        IRWINDALE, CALIFORNIA 91706-2058
                                 (626) 815-7400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                          COPIES OF COMMUNICATIONS TO:
                            D. STEPHEN ANTION, ESQ.
                             O'MELVENY & MYERS LLP
                             400 SOUTH HOPE STREET
                       LOS ANGELES, CALIFORNIA 90071-2899
                                 (213) 669-6000
                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, subject to market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                                    PROPOSED MAXIMUM
                            TITLE OF EACH CLASS OF                                      AGGREGATE                AMOUNT OF
                          SECURITIES TO BE REGISTERED                                OFFERING PRICE         REGISTRATION FEE(2)
Class A Common Stock, no par value per share(1)................................        $27,370,000                  --

(1) Issuable upon exercise of previously registered and currently outstanding Class A Warrants.

(2) Registration fee previously paid in connection with original registration of these securities.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                 CONVERTING REGISTRATION STATEMENT ON FORM S-2
                     TO REGISTRATION STATEMENT ON FORM S-3

    This Post-Effective Amendment No. 1 ("Post-Effective Amendment") amends the registration statement on Form S-2 (Registration No. 333-17401) of Amerigon Incorporated (the "Company"), originally filed with the Securities and Exchange Commission (the "Commission") on December 6, 1996 (including all amendments thereto and the prospectus supplement dated March 7, 1997, the "Registration Statement"), in connection with the Company's public offering of an aggregate of 19,550 Units, each Unit consisting of 280 shares of its Class A Common Stock and 280 Class A Warrants (the "Offering Warrants") to purchase a like number of shares of Class A Common Stock, which offering was completed on March 7, 1997. The Commission declared the Registration Statement effective on February 12, 1997.

    The Company files this Post-Effective Amendment to convert the Registration Statement into a Registration Statement on Form S-3 covering the Company's issuance of the shares of its Class A Common Stock issuable upon exercise of the Offering Warrants.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 14, 1997
PROSPECTUS
                             AMERIGON INCORPORATED

                              5,474,000 SHARES OF
                              CLASS A COMMON STOCK
                             ---------------------

    This Prospectus relates to 5,474,000 shares of the Class A Common Stock, no par value per share ("Class A Common Stock"), of Amerigon Incorporated, a California corporation (the "Company"), issuable upon the exercise of 5,474,000 of the Company's previously issued and currently outstanding Class A Warrants (each an "Offering Warrant" and collectively, the "Offering Warrants") to purchase its Class A Common Stock. The Offering Warrants were issued in an underwritten public offering (the "Offering") by the Company of 19,550 Units, each Unit consisting of 280 shares of Class A Common Stock and 280 Offering Warrants, which Offering was completed on March 7, 1997. Each Offering Warrant entitles the holder to purchase at any time between February 12, 1997 and February 12, 2002 one share of the Company's Class A Common Stock at an exercise price of $5.00, subject to adjustment, and subject to reduction at the discretion of the Company. At any time after February 11, 1998, the Company may, upon 30 days' written notice, redeem each Offering Warrant in exchange for $0.05 per Offering Warrant, provided that before any such redemption, (i) the average closing bid price of the Class A Common Stock as reported by the Nasdaq SmallCap Market or (ii) the average last reported sale price as reported by the primary exchange on which the Class A Common Stock is traded, if the Class A Common Stock is traded on a national securities exchange, or by Nasdaq, if the Class A Common Stock is traded on the Nasdaq National Market System, shall have, for 30 consecutive business days ending on a date within 15 days of the date of the notice of redemption, averaged in excess of $8.75 (subject to adjustment in the event of stock splits or other similar events).

    The Class A Common Stock covered by this Prospectus may be issued from time to time upon exercise of the Offering Warrants by the holders thereof between February 12, 1997 and February 12, 2002. See "Plan of Distribution."

    In the event that all of the Offering Warrants are exercised, the Company will receive aggregate gross proceeds of $27,370,000. The Company is obligated to pay D.H. Blair Investment Banking Corp. a commission equal to five percent of the gross proceeds from any exercise of the Offering Warrants. The net proceeds, if any, received from any exercises of the Offering Warrants will be used for general corporate purposes. See "Use of Proceeds" and "Plan of Distribution."

    The Company's Class A Common Stock and Class A Warrants are traded on the Nasdaq SmallCap Market under the symbols "ARGNA" and "ARGNW," respectively. The closing sale price of the Class A Common Stock on August 11, 1997, as reported by Nasdaq, was $5.0625 per share.

                            ------------------------

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE
   SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE 5 AND
                        "DILUTION" BEGINNING ON PAGE 14.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                                                            UNDERWRITING
                                                                                            DISCOUNTS AND         PROCEEDS TO
                                                                      PRICE TO PUBLIC      COMMISSIONS(1)         COMPANY(2)
Per Share.........................................................         $5.00                $.25                 $4.75
Total.............................................................      $27,370,000          $1,368,500           $26,001,500

(1) The Company is obligated to pay D.H. Blair Investment Banking Corp., the underwriter in the Offering, a commission equal to five percent of the gross proceeds from any exercise of the Offering Warrants.

(2) Before deducting estimated expenses of $45,000 in connection with the preparation and filing of Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-2.

               The date of this Prospectus is            , 1997.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-2 (as amended by such post-effective amendment thereto, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the securities covered hereby, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Electronic registration statements made through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's Web site (http://www.sec.gov). Statements contained in the Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed (or incorporated by reference) as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Such reports and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at the addresses shown above. Copies of such material can be obtained from the Public Reference Section of the Commission at the address shown above at prescribed rates or through the Commission's Web site. Reports and other information concerning the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    The Company's Class A Common Stock and Class A Warrants are listed on the Nasdaq SmallCap Market under the symbols "ARGNA" and "ARGNW", respectively. Certain information, reports and proxy statements of the Company are also available for inspection at the offices of the Nasdaq National Market Reports Section, 1735 K Street, Washington, D.C. 20006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, which have been filed by the Company with the Commission, as noted below, are incorporated by reference into this Prospectus:
(a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended; (b) Quarterly Report on Form 10-Q for the three-month period ended March 31, 1997, as amended; (c) Quarterly Report on Form 10-Q for the three-month period ended June 30, 1997 (d) Current Report on Form 8-K dated January 30, 1997; (e) Current Report on Form 8-K dated April 28, 1997; and (f) the description of the Class A Common Stock (including the description of the Common Stock generally) contained in the Company's Registration Statement on Form 8-A filed with the Commission on or about May 21, 1993 (File No. 000-21810).

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the issuance of Class A Common Stock pursuant to exercises of the Offering Warrants, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to in "Incorporation of Certain Information by Reference" which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Amerigon Incorporated, 5462 Irwindale Avenue, Irwindale, California 91706-2058, Attention: Corporate Secretary, (626) 815-7400.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED HEREIN. INVESTORS SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS."

                                  THE COMPANY

    Amerigon Incorporated (the "Company") is a development stage company incorporated in California in 1991 to develop, manufacture and market proprietary high technology automotive components and systems for sale to automobile and other original equipment manufacturers. The Company's business strategy is to apply aerospace and defense industry technology to products for the automotive market. The Company has focused on technologies that it believes can be readily adapted to automotive needs for advanced vehicle electronics and for electric vehicle systems. The Company seeks to avoid direct competition with established automotive suppliers of commodity products by identifying market opportunities where the need for rapid technological change gives an edge to new market entrants with proprietary products. To date, the Company has worked toward developing proprietary positions in the following technologies: (i) thermoelectric heated and cooled seats; (ii) radar for maneuvering and safety;
(iii) voice interactive navigation and entertainment systems; and (iv) electric vehicle components and production systems.

    The Company's principal focus is on the development of a Climate Control Seat ("CCS") system, which utilizes non-exclusive, licensed, patented technology to improve the temperature comfort of automobile passengers. The Company's initial marketing of the CCS has been to automobile and vehicle seat manufacturers directly. Additional research and development are needed before the CCS can be commercialized. The Company is presently working with several of the world's largest automotive original equipment manufacturers and several other companies on pre-production programs for the CCS system. In addition, the Company has sold multiple prototypes of its heated and cooled seats to potential customers for evaluation and demonstration. There can be no assurance that the Company's development programs will result in a commercially viable product or lead to commercial production orders.

    The Company is also concentrating its efforts on the development of certain "pulse-echo," "ultra-wideband" radar technology for use in the following passenger vehicle applications: intelligent cruise control, airbag crash systems, and position sensors. The Company licenses this technology pursuant to a limited exclusive license from the Regents of the University of California (Lawrence Livermore National Laboratory). The license requires the Company to achieve commercial sales (defined as sales of non-prototype products to at least one original equipment manufacturer) of products by the end of 1998. Failure to achieve commercial sales will result in loss of exclusivity of the license with respect to any particular application. The Company anticipates possible sales of non-prototype radar products to several potential customers in 1998, although no such sales can be assured.

    The Company previously devoted considerable resources to the development of an Interactive Voice System ("IVS-TM-") audio-navigation product, which provides spoken-word navigation directions to driver and passengers using an in-vehicle compact audio disc system. As of July 22, 1997, the Company entered into a definitive joint venture agreement with Yazaki Corporation, a Japanese company, pursuant to which the Company contributed all of its assets relating to the IVS-TM- product to a newly-formed joint venture company incorporated in California ("IVS, Inc.") to develop and market the IVS-TM- product in the automotive aftermarket. Under the terms of the joint venture, Yazaki acquired a majority equity interest in IVS, Inc., with the Company retaining a minority equity interest in IVS, Inc. The Company also received from IVS, Inc. under the joint venture agreement $1,000,000 in cash and is entitled under the joint venture agreement to receive an additional cash payment of $1,000,000 from IVS, Inc. on or before July 22, 1997. Yazaki is obligated to provide the capital necessary to fund IVS, Inc.'s business strategy. See "Risk

Factors--Risks Associated with IVS-TM- Joint Venture." Other than its ownership interest in IVS, Inc., the Company has no further continuing interest in the IVS-TM- technology or products.

    The Company has also devoted considerable resources to the development of its electric vehicle systems. However, the Company believes that further development of these systems will entail very high costs, which would likely exceed the Company's financial resources. In February 1996, the Company entered into a memorandum of understanding (which has since expired) with a strategic partner to enter into a proposed joint venture in India to develop, market and/or manufacture electric vehicles. The terms of the joint venture called for the Company to contribute to the joint venture entity cash in the approximate amount of $2,200,000 as well as the design and certain tooling for production of the electric vehicles in exchange for a minority equity stake. The proposed Indian co-venturer would have been expected to build the manufacturing capability for full-scale production. The Company subsequently decided not to make any financial contribution to the joint venture and has engaged a consulting firm to attempt to identify financial partners to help fund further research and development of the electric vehicle technology and strategic partners to assist the Company in manufacturing and distribution. No assurance can be given that the Company will be able to identify or obtain any such partners. If the Company is not able to obtain such financial or strategic partners, it will abandon further development of its electric vehicle technology and/or attempt to sell its proprietary interests and other assets relating thereto. No assurance can be given that the Company would be able to effect such a sale on terms favorable to the Company or at all.

    Prior to the Company's completion of the Offering in March 1997, the Company experienced significant cash shortfalls because its expenses greatly exceeded its revenues. The proceeds from the Offering, net of underwriting fees and other fees and expenses, totalled approximately $17,700,000 and were used by the Company to repay approximately $4,110,000 in indebtedness, with the balance to be used to fund future operations. The Company's expenses continue to greatly exceed its revenues. See "Risk Factors--Need for Additional Financing."

                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. PRIOR TO MAKING AN INVESTMENT DECISION, PROSPECTIVE INVESTORS IN THE COMPANY'S SECURITIES SHOULD GIVE CAREFUL CONSIDERATION TO, AMONG OTHER THINGS, THE RISK FACTORS SET FORTH BELOW. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. REFERENCE IS MADE IN PARTICULAR TO THE DESCRIPTION OF THE COMPANY'S PLANS AND OBJECTIVES FOR FUTURE OPERATIONS, ASSUMPTIONS UNDERLYING SUCH PLANS AND OBJECTIVES AND OTHER FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS. SUCH STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "BELIEVE," "ESTIMATE," "ANTICIPATE," "INTEND," "CONTINUE," OR SIMILAR TERMS, VARIATIONS OF SUCH TERMS OR THE NEGATIVE OF SUCH TERMS. SUCH STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF FACTORS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED. FACTORS WHICH COULD CAUSE SUCH RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS INCLUDE THOSE SET FORTH BELOW.

DEVELOPMENT STAGE COMPANY

    The Company's proposed future operations are subject to numerous risks associated with establishing new businesses, including, but not limited to, availability of capital, unforeseeable expenses, delays and complications, as well as specific risks of the industry in which the Company competes. There can be no assurance that the Company will be able to market any product on a commercial scale, achieve profitable operations or remain in business. The Company was formed in April 1991 and most of its products are still in the development stage. In addition, several of the Company's products are aimed at the electric vehicle market, which is still in its infancy and may never achieve commercial prominence. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with establishing a new business, including, without limitation, uncertainty as to market acceptance of the Company's products, marketing problems and expenses, competition and changes in business strategy. There can be no assurance that the Company will be successful in its proposed business activities.

    Moreover, the Company's products are in various stages of prototype development and will require the expenditure of significant funds for further development and testing in order to commence commercial sales. No assurance can be given that the Company will obtain the funds necessary to pay for further development of its products (through arrangements with strategic partners or otherwise) or that, if such funds are obtained, the Company will be successful in resolving all technical problems relating to its products or in developing the technology used in its prototypes into commercially viable products. The Company does not expect to generate any significant revenues from the sale of seat or radar products for at least two years, and no assurance can be given that such sales will ever materialize. Further, there can be no assurance that any of the Company's products, if successfully developed, will be capable of being produced in commercial quantities at reasonable cost or will be successfully marketed and distributed. See "--Limited Marketing Capabilities; Uncertainty of Market Acceptance."

SUBSTANTIAL OPERATING LOSSES SINCE INCEPTION

    The Company has incurred substantial operating losses since its inception. At March 31, 1997 and December 31, 1996, the Company had accumulated deficits since inception of $25,125,000 and $23,184,000 respectively. The Company's accumulated deficits are attributable to the costs of developmental and other start-up activities, including the industrial design, development and marketing of the Company's products and a significant loss incurred on a major electric vehicle development contract. See "--Electric Vehicle Cost Overruns and Significant Contract Losses." The Company has continued to incur losses due to continuing expenses without significant revenues or profit margins on the sale of products, and expects to incur significant losses for the foreseeable future.

NEED FOR ADDITIONAL FINANCING

    The Company has experienced negative cash flow from operations since its inception and has expended, and expects to continue to expend, substantial funds to continue its development efforts. The Company has not generated and does not expect to generate in the near future sufficient revenues from the sales of its principal products to cover its operating expenses. The Company will require additional financing through bank borrowings, debt or equity financing or otherwise to finance its planned operations. Unless the Company were to obtain one or more additional significant development contracts or grants (which cannot be assured), the Company will not be able to obtain bank financing to fund its operations. If additional funds are not obtained when needed, the Company will be required to significantly curtail its activities, dispose of one or more of its technologies and/or cease operations and liquidate. If and when the Company is able to commence commercial production of its heated and cooled seat or radar products, the Company will incur significant expenses for tooling product parts and to set up manufacturing and/or assembly processes. In part as a result of the Company's anticipated capital requirements, management is currently seeking to enter into collaborative or other arrangements with financial or strategic corporate partners to develop its electric vehicle technology or, failing that, to sell the Company's proprietary interests in and any other assets relating to such technology. See "--Possible Disposition or Abandonment of Electric Vehicle Business." No assurance can be given that such alternate funding sources can be obtained or will provide sufficient, or any, financing for the Company. Moreover, the licensing agreements for the Company's current and potential future rights to licensed technology generally require the payment of minimum royalties. For the fiscal year ended December 31, 1996, the Company paid a total of approximately $201,000 in royalties. In the event the Company is unable to pay such royalties or otherwise breaches such licensing agreements, the Company would lose its rights to the technology, which would have a material adverse effect on the Company's business.

ELECTRIC VEHICLE COST OVERRUNS AND SIGNIFICANT CONTRACT LOSSES

    For fiscal 1996, the Company reported cost overruns on its approximately $9,600,000 electric vehicle contract (the "Samsung contract") with Samsung Heavy Industries Co., Ltd., Kihung R&D Center, that caused the costs of such contract to exceed revenues from the contract by approximately $2,150,000 for 1996 and resulted in the Company recording charges to operations for the ultimate estimated loss at completion of the contract of approximately $1,900,000. The Company has now completed all work on the Samsung contract and has received all amounts due under the contract. However, the Company remains obligated to fulfill warranty obligations on electric vehicles delivered under the contract, which may result in additional expense to the Company.

LACK OF EXCLUSIVE LICENSE ON HEATED AND COOLED SEATS; POTENTIAL LOSS OF
  EXCLUSIVITY OF LICENSE ON RADAR FOR MANEUVERING AND SAFETY

    The Company lacks an exclusive license for its heated and cooled seat technology. Consequently, such technology may be licensed to other entities, which may introduce seat products competitive with those of the Company. Such competitive products may be superior to the Company's seat products, and such competition may have a material adverse effect on sales of the Company's seat products and on the business and financial condition of the Company.

    The Company's exclusive license from the Regents of the University of California for the Company's radar technology requires the Company to achieve sales of products to at least one original equipment manufacturer by the end of 1998. Failure to achieve such sales for a particular application will result in the loss of exclusivity of the license for that application, in which event the licensor will have the right to grant other entities a non-exclusive license for that application on terms no more favorable than those enjoyed by the Company.

LIMITED PROTECTION OF PATENTS AND PROPRIETARY RIGHTS; POTENTIAL DISPUTE WITH
  LICENSOR OF SEAT TECHNOLOGY

    The Company believes that patents and proprietary rights have been and will continue to be important in enabling the Company to compete. There can be no assurance that any patents will be granted or that the Company's or its licensors' patents and proprietary rights will not be challenged or circumvented or will provide the Company with any meaningful competitive advantages or that any pending patent applications will issue. Furthermore, there can be no assurance that others will not independently develop similar products or will not design around any patents that have been or may be issued to the Company or its licensors. Failure to obtain patents in certain foreign countries may materially adversely affect the Company's ability to compete effectively in certain international markets. The Company is aware that an unrelated party filed a patent application in Japan on March 30, 1992 with respect to certain improvements to the CCS technology developed by the Company.

    The Company has a different understanding regarding technology improvements made by the Company than that of the licensor of certain technology used in the Company's heated and cooled seats. Such licensor has informed the Company that he believes that he is entitled to a license to use any improvements to such technology that the Company might develop. If such licensor were deemed to have such rights to use such improvements, such licensor may develop and sell seat products competitive with those of the Company, which competition may have a material adverse effect on sales of the Company's seats and its business and financial condition generally.

    The Company also relies on trade secrets that it seeks to protect, in part, through confidentiality and non-disclosure agreements with employees, customers and other parties. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any such breach or that the Company's trade secrets will not otherwise become known to or independently developed by competitors. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to the Company's proposed projects, disputes may arise as to the proprietary rights to such information which may not be resolved in favor of the Company. The Company may be involved from time to time in litigation to determine the enforceability, scope and validity of proprietary rights. Any such litigation could result in substantial cost to the Company and diversion of effort by the Company's management and technical personnel. Additionally, with respect to licensed technology, there can be no assurance that the licensor of the technology will have the resources, financial or otherwise, or desire to defend against any challenges to the rights of such licensor to its patents.

DEPENDENCE ON ACCEPTANCE BY AUTOMOBILE MANUFACTURERS AND CONSUMERS; MARKET
  COMPETITION

    The Company's ability to successfully market its seats and radar products will in large part be dependent upon the willingness of automobile manufacturers to incur the substantial expense involved in the purchase and installation of the Company's products and systems, and, ultimately, upon the acceptance of the Company's products by consumers. The Company's potential customers may be reluctant to modify their existing automobile models, where necessary, to incorporate the Company's products. In addition, automobile manufacturers may be reluctant to purchase key components from a small, development-stage company with limited financial and other resources. The Company's ability to successfully market its seats and radar products will also be dependent in part upon its ability to persuade automobile manufacturers that the Company's products are sufficiently unique that they cannot be obtained elsewhere. See "--Competition; Possible Obsolescence of Technology" and "--Lack of Exclusive License on Heated And Cooled Seats; Potential Loss of Exclusivity of License on Radar for Maneuvering and Safety." There can be no assurance that the Company will be successful in this effort. Furthermore, in the event that the Company is successful in obtaining favorable responses from automobile manufacturers, the Company may need to license its technology to potential competitors to ensure adequate additional sources of supply in light of automobile manufacturers' reluctance to purchase products from a sole source supplier (particularly where the continued viability of such supplier is in doubt, as may be the case with the Company). Acceptance of the Company's components and systems for electric vehicles is dependent upon market acceptance of electric vehicles, as to which there can be no assurance.

LACK OF CAPITAL TO FUND PROPOSED ELECTRIC VEHICLE JOINT VENTURE; STRATEGY
  UNTESTED; POSSIBLE
  DISPOSITION OR ABANDONMENT OF ELECTRIC VEHICLE BUSINESS

    In February 1996, the Company entered into a memorandum of understanding (which has since expired) with a strategic partner to enter into a proposed joint venture in India to develop, market and manufacture electric vehicles. Such proposed joint venture was never consummated. However, the Company remains interested in a joint venture in which the Company contributes technology and know-how in exchange for a minority equity stake. The Company has engaged a consulting firm to attempt to identify financial partners to help fund further research and development of the electric vehicle technology and strategic partners to assist the Company in manufacturing and distribution. However, no assurance can be given that the Company will identify any financial or strategic partners or ultimately consummate any joint venture transaction. If the Company is not able to identify any such partners or consummate a joint venture transaction, it will abandon further development efforts with respect to the electric vehicle program and/or attempt to sell its interests therein. No assurance can be given that such a sale could be arranged on terms deemed acceptable by the Company or on any terms.

    Even if the Company were to identify willing and able joint venture partners and desire to consummate a joint venture transaction in India or in other countries, there can be no assurance that the governments of such countries would grant the necessary permits, authority or approvals for any such joint venture or similar enterprise or for the development, manufacture and sale of electric vehicles, that consumer interest would be sufficient or economic factors affecting consumer demand would be favorable to make such ventures financially feasible, or that competition would not exist or develop that would materially adversely affect the financial feasibility of such ventures. In addition, many of the Company's competitors in the electric vehicle market have substantially greater financial and other resources than those of the Company. See "--Dependence on Acceptance by Automobile Manufacturers and Consumers; Market Competition" and "--Competition; Possible Obsolescence of Technology."

RISKS ASSOCIATED WITH IVS-TM- JOINT VENTURE

    Pursuant to the Company's definitive joint venture agreement with Yazaki, the Company contributed to IVS, Inc. all of its assets related to the IVS-TM-and will retain a minority equity interest in IVS, Inc. In addition, the Company received $1,000,000 in cash from IVS, Inc. under the joint venture agreement and is entitled under the joint venture agreement to receive an additional $1,000,000 in cash from IVS, Inc. on or before July 22, 1998. Yazaki is to hold a majority equity interest in IVS, Inc. and is obligated to provide all working capital required by IVS, Inc.

    Except for transfers to affiliates and transfers in connection with a change in control of the Company, the Company is prohibited from transferring any part or all of its interest in IVS, Inc. until after July 22, 2004. If the Company transfers its interest pursuant to a change in control transaction (an event not now anticipated), Yazaki would have the option under the joint venture agreement to purchase all of the Company's interest for the lesser of (i) $4,000,000 or
(ii) the average of the two lowest figures to be calculated by three appraisers (one of whom is to be selected by the Company, one by Yazaki, and the third by agreement of the other two appraisers). However, no assurance can be given that Yazaki would exercise such option under such circumstances or that the Company will otherwise receive any additional amounts in respect of its equity interest in IVS, Inc. Moreover, no assurance can be given that the joint venture will prove to be successful or even viable or that the Company's equity interest therein has or will have any particular value.

LIMITED MANUFACTURING EXPERIENCE

    To date, the Company has been engaged in only limited manufacturing, principally of the IVS-TM- in small quantities, and there can be no assurance that the Company's efforts to establish its manufacturing operations for any of its products will not exceed estimated costs or take longer than expected or that other unanticipated problems will not arise which will materially adversely affect the Company's operations, financial condition and/or business prospects. The Company has already experienced significant delays and cost overruns in connection with its electric vehicle contracts. See "--Electric Vehicle Cost Overruns and Significant Contract Losses." Automobile manufacturers demand on-time delivery of quality products, and some have required the payment of substantial financial penalties for failure to deliver components to their plants on a timely basis. Such penalties, as well as costs to avoid them, such as working overtime and overnight air freighting parts that normally are shipped by other less expensive means of transportation, could have a material adverse effect on the Company's business and financial condition. Moreover, the inability to meet demand for the Company's products on a timely basis would materially adversely affect the Company's reputation and prospects.

DEPENDENCE ON AND STRAINED RELATIONS WITH VENDORS AND SUPPLIERS

    The Company is dependent on various vendors and suppliers for the components of its products. Although the Company believes that there are a number of alternative sources for most of these components, certain components are only available from a limited number of suppliers. Due to the Company's cash shortfalls prior to completion of the Offering, the Company was unable to pay, and did not pay, most of its vendors and suppliers on a timely basis, thereby straining its relations with many vendors and suppliers. The Company has since paid such vendors and suppliers using a portion of the proceeds from the Offering and has been working to re-establish its vendor and supplier relationships and creditworthiness on an ongoing basis. However, there can be no assurance that the Company will be successful in these efforts or that any of the Company's vendors and suppliers will not limit or cease doing business with the Company or impose more onerous or restrictive payment and credit terms. The loss of any significant supplier, in the absence of a timely and satisfactory alternative arrangement, or an inability to obtain essential components on reasonable terms or at all, could materially adversely affect the Company's business and operations. The Company's business and operations could also be materially adversely affected by delays in deliveries from suppliers.

LEGAL PROCEEDINGS

    HBI Financial Inc. ("HBI"), and DDJ Capital Management, LLC ("DDJ"), each major shareholders of the Company, have threatened various claims against the Company and its directors and officers arising out of the December 1995 private placement by the Company of 750,000 shares of Class A Common Stock. In general, they allege that the Company provided misleading projections and failed to disclose certain information in connection with such private placement. The Company believes these allegations to be without merit. While, to the Company's knowledge, HBI and DDJ have commenced no legal action against the Company in connection with such claims, no assurance can be given that they will not do so in the future. If they were to commence such legal action, the Company would be forced to defend such action and/or settle with them, the costs of which defense and/or any resulting liability or settlement could have a material adverse effect on the Company's financial condition. John W. Clark, a director of the Company, is a general partner of an affiliate of HBI.

    On November 14, 1996, Gibbins Pattern & Plastic, Inc. ("Gibbins"), a supplier to the Company, filed suit against the Company in Michigan state court in the circuit court for the County of Wayne, Michigan for breach of contract, open account/account stated, and unjust enrichment/quantum meruit. Gibbins alleges that the Company has failed to pay for delivered products. The Company withheld certain payments because Gibbins has failed to provide the Company with assurance of true performance. Gibbins has claimed a total of $231,548 in damages. The Company has removed the lawsuit to the federal district court for the Eastern District of Michigan and asserted certain counterclaims against Gibbins, which Gibbins has denied. The Company intends to defend the matter vigorously and believes that the lawsuit will not have a material adverse effect on the Company.

    The Company is subject to other litigation in the ordinary course of its business, none of which is expected to have a material adverse effect on the Company.

LIMITED MARKETING CAPABILITIES; UNCERTAINTY OF MARKET ACCEPTANCE

    Because of the sophisticated nature and early stage of development of its products, the Company will be required to educate potential customers and successfully demonstrate that the merits of the Company's products justify the costs associated with such products. In certain cases, the Company will likely encounter resistance from customers reluctant to make the modifications necessary to incorporate the Company's products into their products or production processes. In some instances, the Company may be required to rely on its distributors or other strategic partners to market its products. The success of any such relationship will depend in part on the other party's own competitive, marketing and strategic considerations, including the relative advantages of alternative products being developed and/or marketed by any such party. There can be no assurance that the Company will be able to market its products properly so as to generate meaningful product sales.

TIME LAG FROM PROTOTYPE TO COMMERCIAL SALES

    The sales cycle in the automotive components industry is lengthy and can be as long as six years or more for products that must be designed into a vehicle, since some companies take that long to design and develop a car. Even when selling parts that are neither safety-critical nor highly integrated into the vehicle, there are still many stages that an automotive supply company must go through before achieving commercial sales. The sales cycle is lengthy because an automobile manufacturer must develop a high degree of assurance that the products it buys will meet customer needs, interface as easily as possible with the other parts of a vehicle and with the automobile manufacturer's production and assembly process, and have minimal warranty, safety and service problems. In the case of electric vehicles, another factor affecting the pace of commercialization is the pace of development of the electric vehicle industry itself. Since that industry has been and probably will continue to be slow to develop, electric vehicle products can generally be expected to require even longer times for commercialization than products intended for use in conventional gasoline-powered vehicles.

SPECIAL FACTORS APPLICABLE TO THE AUTOMOTIVE INDUSTRY IN GENERAL

    The automobile industry is cyclical and dependent on consumer spending. The Company's future sales may be subject to the same cyclical variations as the automotive industry in general. There have been recent reports of declines in sales of automobiles on a worldwide basis, and there can be no assurance that continued or increased declines in automobile production would not have a material adverse effect on the Company's business or prospects. Additionally, automotive customers typically reserve the right to unilaterally cancel contracts completely or to require unilateral price reductions. Although they generally reimburse companies for actual out-of-pocket costs incurred with respect to the particular contract up to the point of cancellation, these reimbursements typically do not cover costs associated with acquiring general purpose assets such as facilities and capital equipment, and may be subject to negotiation and substantial delays in receipts by the Company. Any unilateral cancellation of, or price reduction with respect to, any contract that the Company may obtain could reduce or eliminate any financial benefits anticipated from such contract and could have a material adverse effect on the Company's financial condition and results of operations.

COMPETITION; POSSIBLE OBSOLESCENCE OF TECHNOLOGY

    The automotive component and electric vehicle industries are subject to intense competition. Most of the Company's competitors are substantially larger in size, have substantially greater financial, marketing and other resources than the Company, and have more extensive experience and records of successful operations than the Company. Competition extends to attracting and retaining qualified technical and marketing personnel. There can be no assurance that the Company will successfully differentiate its products from those of its competitors, that the marketplace will consider the Company's current or proposed products to be superior or even comparable to those of its competitors, or that the Company can succeed in establishing relationships with automobile manufacturers. Furthermore, no assurance can be given that competitive pressures faced by the Company will not adversely affect its financial performance. Due to the rapid pace of technological change, the Company's products may even be rendered obsolete by future developments in the industry. The Company's competitive position would be adversely affected it if were unable to anticipate such future developments and obtain access to the new technology.

DEPENDENCE ON KEY PERSONNEL; NEED TO RETAIN TECHNICAL PERSONNEL

    The Company's success will depend to a large extent upon the continued contributions of Lon E. Bell, Ph.D., Chief Executive Officer and Chairman of the Board of Directors and the founder of the Company, and Richard A. Weisbart, the Company's President and Chief Operating Officer. The Company has obtained key-person life insurance coverage in the amount of $2,000,000 on the life of Dr. Bell but does not maintain any such coverage on the life of Mr. Weisbart. Neither Dr. Bell nor Mr. Weisbart is bound by an employment agreement with the Company. The loss of the services of Dr. Bell or any of the Company's executive personnel could materially adversely affect the Company. The success of the Company will also depend, in part, upon its ability to retain qualified engineering and other technical and marketing personnel. There is significant competition for technologically qualified personnel in the geographic area of the Company's business, and the Company may not be successful in recruiting or retaining sufficient qualified personnel.

RELIANCE ON MAJOR CONTRACTORS; RISKS OF INTERNATIONAL OPERATIONS

    The Company has in the past engaged certain outside contractors to perform product assembly and other production functions for the Company, and the Company anticipates that it may desire to engage contractors for such purposes in the future. The Company believes that there are a number of outside contractors that provide services of the kind that have been used by the Company in the past and that the Company may desire to use in the future. However, no assurance can be given that any such contractors would agree to work for the Company on terms acceptable to the Company or at all. The Company's inability to engage outside contractors on acceptable terms or at all would impair the Company's ability to complete any development and/or manufacturing contracts for which outside contractors' services may be needed. Moreover, the Company's reliance upon third party contractors for certain production functions will reduce the Company's control over the manufacture of its products and will make the Company dependent in part upon such third parties to deliver its products in a timely manner, with satisfactory quality controls and on a competitive basis.

    Furthermore, the Company may engage contractors located in foreign countries. Accordingly, the Company will be subject to all of the risks inherent in international operations, including work stoppages, transportation delays and interruptions, political instability, foreign currency fluctuations, economic disruptions, the imposition of tariffs and import and export controls, changes in governmental policies and other factors which could have an adverse effect on the Company's business. See also "--Risk of Foreign Sales."

POTENTIAL CHARGES TO INCOME

    In connection with the Company's initial public offering completed in 1993, 3,000,000 shares of the Company's Class A Common Stock (the "Escrow Shares") were placed (and currently remain) in an escrow account, and are subject to release to the beneficial owners of such shares in the event the Company attains certain pre-tax income goals. In the event any Escrow Shares are released to persons who are current or former officers or other employees of the Company, compensation expense will be recorded for financial reporting purposes. Accordingly, in the event of the release of the Escrow Shares from escrow, the Company will recognize during the periods in which the earnings thresholds are met or are probable of being met one or more substantial non-cash charges which would have the effect of substantially increasing the Company's loss or reducing or eliminating earnings, if any, at such time. Although the amount of compensation expense recognized by the Company will not affect the Company's total shareholders' equity or reduce its working capital, it may have a depressive effect on the market price of the Company's securities.

POTENTIAL PRODUCT LIABILITY

    The Company's business will expose it to potential product liability risks which are inherent in the manufacturing, marketing and sale of automotive components. In particular, there may be substantial warranty and liability risks associated with critical safety components of the Company's products. If available, product liability insurance generally is expensive. While the Company presently has $5,000,000 of product liability coverage with respect to prior sales of the IVS-TM- product and its electric vehicle prototypes, there can be no assurance that it will be able to obtain or maintain such insurance on acceptable terms with respect to other products the Company may develop, or that any insurance obtained will provide adequate protection against any potential liabilities. In the event of a successful claim against the Company, a lack or insufficiency of insurance coverage could have a material adverse effect on the Company's business and operations.

GOVERNMENT AUDITS OF GRANTS

    The Company's grants are subject to periodic audit by the granting government authorities for the purpose of confirming, among other things, progress in development and that grant moneys are being used and accounted for as required by the granting authority. If, as a result of any such audit, a granting authority were to disallow expenses submitted for reimbursement, such authority could seek recovery of such funds from the Company. The Company is not aware of any pending or threatened audits with respect to the Company's grants and does not have any reason to believe that any grant moneys have been applied in a manner inconsistent with grant requirements or that any grant audits are otherwise warranted or likely. However, no assurance can be given that any such audits will not be commenced in the future or that, if commenced, any such audits would not result in an obligation of the Company to reimburse funds to the granting authority.

NO DIVIDENDS

    The Company has not paid any cash dividends on its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not anticipate paying any cash dividends in the foreseeable future. It is anticipated that earnings, if any, which may be generated from operations will be used to finance the operations of the Company.

FLUCTUATIONS IN QUARTERLY RESULTS; SIGNIFICANT DECLINE IN REVENUES EXPECTED;
  POSSIBLE VOLATILITY OF STOCK PRICE

    Factors such as announcements by the Company of quarterly variations in its financial results, or unexpected losses, could cause the market price of the Class A Common Stock of the Company to fluctuate significantly. The results of operations in previous quarters have been partially dependent on large grants, orders and development contracts, which may not recur in the future. In addition, the

Company's quarterly operating results may fluctuate significantly in the future due to a number of other factors, including timing of product introductions by the Company and its competitors, availability and pricing of components from third parties, timing of orders, foreign currency exchange rates, technological changes and economic conditions generally. Development contract revenues have declined significantly in 1997 because the activity on the Company's major electric vehicle development contract diminished during the fourth quarter of 1996 and substantially concluded at the end of the year with no replacement contract presently in place or scheduled to follow. In recent years, the stock markets in general, and the share prices of technology companies in particular, have experienced extreme fluctuations. These broad market and industry fluctuations may adversely affect the market price of the Class A Common Stock. In addition, failure to meet or exceed analysts' expectations of financial performance may result in immediate and significant price and volume fluctuations in the Class A Common Stock.

POTENTIAL CONFLICTS OF INTEREST

    Affiliates of Lon E. Bell, Ph.D., Chief Executive Officer, Chairman of the Board of Directors, founder and a principal shareholder of the Company, and/or Michael R. Peevey, a director of the Company, are parties to certain business contracts and arrangements with the Company. These contracts and arrangements include the Company's lease of a manufacturing and office facility located in Alameda, California from CALSTART, a non-profit research and development consortium co-founded by Dr. Bell and for which Dr. Bell serves as a director and member of the executive committee and for which Mr. Peevey serves as Chairman of the Board of Directors, and several management contracts pursuant to which the Company manages certain electric vehicle grant programs obtained by CALSTART. These relationships and transactions, coupled with Dr. Bell's ownership of a significant percentage of the Company's Class A Common Stock and his membership on the Board of Directors, could give rise to conflicts of interest. The Company believes that such affiliate transactions are on terms no less favorable to the Company than those that could have been obtained from unaffiliated third parties.

    John W. Clark, a director of the Company, is a general partner of an affiliate of HBI. HBI and DDJ, each major shareholders of the Company, have threatened various claims against the Company and its directors and officers arising out of the December 1995 private placement by the Company of 750,000 shares of Class A Common Stock. See "--Legal Proceedings." While to the Company's knowledge neither HBI nor DDJ has commenced any legal action against the Company, no assurance can be given that any such legal action will not be commenced in the future. The relationship of Mr. Clark with HBI, coupled with the fact that he is a member of the Company's Board of Directors, could give rise to conflicts of interest.

SIGNIFICANT INFLUENCE OF PRINCIPAL SHAREHOLDER

    As of August 11, 1997, the Company's principal shareholder, Dr. Bell, beneficially owned approximately 28% of the outstanding shares of Class A Common Stock of the Company and, therefore, will have the power to influence significantly the management and policies of the Company.

ANTI-TAKEOVER EFFECTS OF UNISSUED PREFERRED STOCK

    The Company's Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock and to determine the price, rights, preferences and privileges of those shares without any further vote of action by the shareholders. The rights of the holders of Class A Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. However, the Company has no present plans to issue shares of Preferred Stock.

RISK OF FOREIGN SALES

    A substantial percentage of the Company's revenues to date have been from sales to foreign countries. Accordingly, the Company's business is subject to many of the risks of international operations, including governmental controls, tariff restrictions, foreign currency fluctuations and currency control regulations. However, substantially all sales to foreign countries have been denominated in U.S. dollars. As such, the Company's historical net exposure to foreign currency fluctuations has not been material. No assurance can be given that future contracts will be denominated in U.S. dollars, however.

OUTSTANDING OPTIONS AND WARRANTS

    As of August 11, 1997, the Company had outstanding (i) a total of 7,094,000 Class A Warrants (including the Offering Warrants); (ii) an option granted to the underwriter in the Offering to purchase an aggregate of 952,000 shares of Class A Common Stock, assuming exercise of the warrants subject to such option;
(iii) 750,000 shares of Class A Common Stock reserved for issuance upon exercise of options under the Company's 1997 Stock Incentive Plan; (iv) 530,000 shares of Class A Common Stock reserved for issuance upon exercise of options under the Company's 1993 Stock Option Plan; (v) options granted to six of the Company's directors to purchase an aggregate of 220,000 shares of Class A Common Stock; and (vi) warrants to purchase 264,757 shares of Class A Common Stock (excluding warrants to purchase additional shares of Class A Common Stock issuable in the event certain anti-dilution provisions are deemed effective). Holders of such warrants and options are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by such warrants and options. Further, while these warrants and options are outstanding, the Company's ability to obtain additional financing on favorable terms may be adversely affected.

                                USE OF PROCEEDS

    The proceeds to be received by the Company from the exercise of the Offering Warrants (assuming all of such warrants are exercised), net of the commission to be paid to D.H. Blair Investment Banking Corp. (equal to five percent of the gross amount of such proceeds) and estimated expenses of $45,000 in connection with the preparation and filing of Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-2, will be approximately $25,956,500. The Company intends to use such net proceeds for general corporate purposes. Pending such use of the net proceeds, they will be invested in short-term, interest-bearing securities or money market funds. Because receipt of the proceeds is uncertain, the proceeds, if any, will be used in the discretion of management.

                                    DILUTION

    The following discussion assumes that 5,474,000 shares of Class A Common Stock are issued upon exercise of all of the Offering Warrants as contemplated by this Prospectus.

    As of June 30, 1997, the Company had a net tangible book value of approximately $10,532,000, or approximately $1.11 per share of Class A Common Stock. Net tangible book value per share represents the amount of the Company's total tangible assets, less liabilities, divided by the number of shares of Class A Common Stock outstanding (excluding the Escrow Shares). Giving retroactive effect to the assumed exercise of all of the Offering Warrants and the receipt of the net proceeds therefrom, the pro forma net tangible book value at June 30, 1997 would have been $2.44 per share, representing an immediate increase in net tangible book value of $1.33 per share to the present shareholders and an immediate dilution of $2.56 per share to new investors from the exercise price of the Offering Warrants (the "Warrant Exercise Price"). Dilution per share represents the difference between the Warrant Exercise Price and the pro forma net tangible book value after the issuance of all shares of Class A Common Stock issuable upon exercise of the Offering Warrants (collectively, such issuances being referred to as the "Stock Issuance").

    The following table illustrates the per share dilution to be incurred by public investors from the Warrant Exercise Price:

Warrant Exercise Price per share of Class A Common Stock.......................             $    5.00
  Net tangible book value before completion of the Stock Issuance..............       1.11
  Increase attributable to new investors.......................................       1.33
                                                                                       ---
Pro forma net tangible book value after the Stock Issuance.....................                  2.44
                                                                                            ---------
Dilution of net tangible book value to new investors...........................             $    2.56
                                                                                            ---------

    The following table sets forth the difference between the present shareholders and the investors in the Stock Issuance with respect to the number of shares of Class A Common Stock purchased from the Company, the total consideration paid and the average price per share:

                                                                                                                 AVERAGE
                                                                        PERCENT                     PERCENT     PRICE PER
                                                         NUMBER        OF TOTAL       AMOUNT       OF TOTAL       SHARE
                                                     ---------------  -----------  -------------  -----------  -----------
Current Shareholders...............................     9,542,500(1)          64%  $  40,182,000          59%   $    4.21
Investors in the Stock Issuance....................     5,474,000             36%     27,370,000          41%        5.00
                                                     ---------------         ---   -------------         ---        -----
                                                       15,016,500(1)         100%  $  67,552,000         100%
                                                     ---------------         ---   -------------         ---
                                                     ---------------         ---   -------------         ---

------------------------

(1) Excludes the Escrow Shares. See "Risk Factors Potential Charges to Income" herein.

                              PLAN OF DISTRIBUTION

    The Class A Common Stock covered by this Prospectus may be issued from time to time by the Company to the holders of the Offering Warrants upon the exercise by them of such Class A Warrants. The Offering Warrants may be exercised between February 12, 1997 and February 12, 2002. The Company is obligated to pay D.H. Blair Investment Banking Corp., the underwriter in the Offering, a commission equal to five percent of the gross proceeds from any exercise of the Offering Warrants.

                                 LEGAL MATTERS

    The validity of the shares of Class A Common Stock to be issued upon exercise of the Offering Warrants has been passed upon for the Company by O'Melveny & Myers LLP.

                                    EXPERTS

    The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1996, have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS.THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                           --------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
Prospectus Summary........................................................    3
Risk Factors..............................................................    5
Use of Proceeds...........................................................   14
Dilution..................................................................   14
Plan of Distribution......................................................   15
Legal Matters.............................................................   15
Experts...................................................................   15

                                    AMERIGON
                                  INCORPORATED

                              5,474,000 SHARES OF
                              CLASS A COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses in connection with this post-effective amendment to the Registration Statement on Form S-2 are as follows:

Printing and engraving.............................................      5,000
Accounting fees and expenses.......................................      5,000
Legal fees and expenses............................................     10,000
Blue Sky filing fees and expenses..................................     20,000
Miscellaneous expenses.............................................      5,000
                                                                     ---------
    Total..........................................................  $  45,000
                                                                     ---------
                                                                     ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Restated Articles of Incorporation and Bylaws of the Company, each as amended to date, require the Company to indemnify its officers and directors to the fullest extent permitted by Section 317 of the California General Corporation Law and applicable law. Section 317 of the California General Corporation Law makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

ITEM 16.  EXHIBITS

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       4.1   Form of Warrant Agreement among the Company, the Underwriter and U.S. Stock Transfer Corporation as
               Warrant Agent(1)

       4.2   Form of Warrant Certificate for Class A Warrant(1)

       4.3   Form of Specimen Certificate of Company's Class A Common Stock(2)

       4.4   Escrow Agreement among the Company, U.S. Stock Transfer Corporation and the shareholders named therein(2)

       5.1   Opinion of O'Melveny & Myers LLP regarding legality of securities being registered*

      23.1   Consent of Price Waterhouse LLP

      23.2   Consent of O'Melveny & Myers LLP

      24.1   Power of Attorney*

------------------------

 * Previously filed.

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-2, File No. 333-17401, and incorporated by reference.

(2) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2, File No. 3-61702-LA, and incorporated by reference.

ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales ar being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irwindale, State of California, on August 11, 1997.

                                AMERIGON INCORPORATED

                                By:               /s/ LON E. BELL
                                     -----------------------------------------
                                                 Lon E. Bell, Ph.D.
                                              CHIEF EXECUTIVE OFFICER
                                             AND CHAIRMAN OF THE BOARD

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

                                Chief Executive Officer
       /s/ LON E. BELL            and Chairman of the
------------------------------    Board (Principal            August 11, 1997
      Lon E. Bell, Ph.D.          Executive Officer)

                                Vice President-Finance,
       /s/ SCOTT DAVIS            Chief Financial Officer
------------------------------    and Secretary (Principal    August 11, 1997
         Scott Davis              Financial and Accounting
                                  Officer)

              *
------------------------------  Director                      August   , 1997
       Roy A. Anderson

              *
------------------------------  Director                      August   , 1997
        John W. Clark

              *
------------------------------  Director                      August   , 1997
 A. Stephens Hutchcraft, Jr.

              *
------------------------------  Director                      August   , 1997
      Michael R. Peevey

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

------------------------------  Director, President and       August   , 1997
     Richard A. Weisbart          Chief Operating Officer

*By:                   /s/ LON E. BELL
           --------------------------------------
                     Lon E. Bell, Ph.D.
                      ATTORNEY-IN-FACT